Exhibit 10.12

February 23, 2022

Trisha Millican

Via Email

Re:Transition, Separation and Consulting Agreement

Dear Trisha:

This letter sets forth the substance of the transition and separation agreement (the “Agreement”) that Metacrine, Inc. (the “Company”) is offering to you.

1.Separation.  Your last day of work with the Company and your employment termination date will be March 31, 2022 (the “Separation Date”), unless your employment terminates sooner pursuant to Section 3((c)) below. If termination occurs earlier or later than March 31, 2022, the actual date of termination shall become the Separation Date for purposes of this Agreement.

2.Accrued Salary and Vacation; Retention Payment.  On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation/PTO earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment by law. In addition, if you remain employed by the Company until March 31, 2022, the Company shall pay you a one-time payment equal to $140,000.00 (the “Retention Payment”), subject to standard payroll deductions and withholding, as part of your final paycheck.

3.Transition Period.

(a)Duties.  Between now and the Separation Date (the “Transition Period”), you will remain in your current role and will continue to perform your regular duties. During the Transition Period, you agree to transition these duties and responsibilities and perform other tasks as requested by the Company. During the Transition Period, you will be allowed a reasonable amount of time to pursue outside professional opportunities and to conduct job search efforts, subject to your satisfying all reasonable Company work deadlines and performing all transition and other tasks as requested of you by the Company. You agree to perform your Transition Period services in good faith and to the best of your abilities. During the Transition Period, you must continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company, including, without limitation, your obligations under your Employee Confidential Information and Inventions Agreement (a copy of which is attached hereto as Exhibit A) (the “Confidentiality Agreement”), which you acknowledge and agree are contractual commitments that remain binding upon you, both during and after the Transition Period.

(b)Compensation/Benefits. During the Transition Period, your base salary will remain the same, and you will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. During the Transition Period, your Company

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

stock options will continue to vest under the existing terms and conditions set forth in the governing plan documents and option agreement.

(c)Termination. Nothing in this Agreement alters your employment at will status.  Accordingly, during the Transition Period you are entitled to resign your employment with or without cause or advance notice, and the Company may terminate your employment with or without Cause (as defined below) or advance notice. If prior to March 31, 2022, you resign your employment for any reason or the Company terminates your employment with Cause, then you will no longer be eligible for participation in any Company benefit plans, and you will not be entitled to the Retention Payment or the consideration set forth below in Section 5.

(d)Definition of Cause. For purposes of this Agreement, “Cause” for termination will mean any one or more of the following:  (i) your commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) any attempted commission of, or participation in, a fraud or act of material dishonesty against the Company, or any of its employees or directors by you; (iii) your intentional, material violation of any contract or agreement between you and the Company, the Company’s employment policies, or of any statutory or other duty owed to the Company; (iv) your unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) your gross misconduct.  With respect to subsections (ii) through (v) of this paragraph, Cause shall only exist if you have been provided with written notice of the asserted basis for Cause and provided at least 5 business days to cure the alleged basis that would otherwise constitute Cause, to the extent that the conduct at issue is possible to cure.

4.Health Insurance. Your participation in the Company’s group health insurance plan will end March 31, 2022. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA.

5.Consideration; Consulting Relationship. Although the Company has no obligation to do so, if you timely sign this Agreement, allow it to become effective, comply with your obligations under this Agreement (including without limitation satisfactorily transitioning your duties during the Transition Period, and, on or after the Separation Date, timely sign and return the Separation Date Release attached hereto as Exhibit B, and allow it to become effective, (collectively, the “Obligations”), then the Company will agree to retain you, and you agree to provide consulting services for the Company, under the following terms and conditions (the “Consulting Relationship”):

(a)Consulting Period.  The Consulting Relationship will be deemed to have commenced on the Separation Date and will continue until June 30, 2022, unless the Consulting Relationship has already been terminated earlier pursuant to Section 5(g) below (the “Consulting Period”). The Consulting Period can only be extended by a writing signed by you and a duly authorized officer of the Company.

(b)Consulting Services.  You agree to provide consulting services to the Company in any area of your expertise (the “Consulting Services”).  You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services.  You agree to make yourself available to perform such Consulting Services throughout the Consulting Period, on an as-

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

needed, as-requested basis, not to exceed eight (8) hours per week, on average.  You will not be required to report to the Company’s offices during the Consulting Period, except as specifically requested by the Company.  When providing such services, you shall abide by the Company’s policies and procedures.

(c)Independent Contractor Relationship. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date.  Other than your COBRA rights, you will not be entitled to any of the benefits that the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act or other laws or regulations governing employment relationships.

(d)Consideration for Consulting Services. During the Consulting Period, you will receive consulting fees at the rate of $16,000 per month, payable in equal monthly installments on the first payroll date following each month (“Consulting Fees”).  For the avoidance of doubt, you shall have no obligation to submit any invoices for Consulting Services during the Consulting Period. You shall seek advance written approval prior to incurring any expenses for which you will seek reimbursement in connection with your duties during the Consulting Period.  Since your service as an employee and a consultant will be continuous, your termination of employment will not constitute a termination of service for purposes of the Company’s equity plan (the “Plan”). Thus, vesting of your outstanding stock options and other equity awards (the “Equity Awards”) will not cease as of the Separation Date and will continue for the duration of the Consulting Period. Your Equity Awards shall continue to be governed by the Plan and all applicable grant notices and agreements.

(e)Limitations on Authority.  You will have no responsibilities or authority as a consultant to the Company other than as provided above.  You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the written authorization of the Company’s Chief Executive Officer.  You agree not to represent or purport to represent the Company in any manner whatsoever to any third party (including but not limited to customers, potential customers, investors, business partners or vendors), unless authorized by the Company’s Chief Executive Officer, in writing, to do so.

(f)Confidential Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose, other than in furtherance of the Consulting Services, any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services.  Any and all work product you create in the course and scope of performing the Consulting Services will be the sole and exclusive property of the Company.  You hereby assign to the Company all right, title, and interest in and to all inventions, techniques, processes, materials, and other intellectual property developed in the course and scope of performing the Consulting Services. You further acknowledge and reaffirm your continuing obligations under your previously executed Confidentiality Agreement.  Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

(g)Early Termination of Consulting Period.  If, during the Consulting Period, you materially breach this Agreement (including any material breach of any of the representations, warranties or commitments made by you in this Agreement) or your continuing obligations owed to the Company (including but not limited to those in the Confidentiality Agreement), the Company has the right to immediately terminate the Consulting Period upon written notice to you.

(h)Other Work Activities / Representations.  Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your Consulting Services for the Company, so long as such activities do not present a conflict of interest with the Company’s business, or interfere with your continuing obligations owed to the Company.  In the event that it is unclear to you whether a particular activity would breach this commitment, you agree to contact the Company’s Chief Executive Officer to seek clarification. You represent and warrant that you will be self-employed in an independently established trade, occupation, or business, that you will maintain and operate a business that is separate and independent from the Company’s business, that you will hold yourself out to the public as independently competent and available to provide applicable services similar to the Consulting Services, that you will have obtained and/or expect to obtain clients or customers other than the Company for whom you will perform services, and that you anticipate the work you will perform for the Company will be outside the usual course of the Company’s business.

6.No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn by the Separation Date, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity, equity acceleration or vesting), severance, or benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account), any vested options, any rights under the Company’s applicable stock option plans, and any rights under your RSU Award Agreement, RSU Grant Notice, and related RSU plan documents.

7.Expense Reimbursements. You agree that, within 10 calendar days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

8.Return of Company Property. By the Separation Date, or earlier if requested by the Company, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Separation Date. If you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

information, within five calendar days after the Separation Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. The Company will provide you with access to Company property, as necessary, to the extent needed for you to perform your Consulting Services; provided that you must return such Company property upon request and not later than the last day of the Consulting Period.

9.Nondisparagement. You agree not to disparage the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you may respond accurately and fully to any question, inquiry, or request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation or under other applicable law or regulation or as set forth in the section of this Agreement entitled “Protected Rights.”  The Company’s executive “C” level agents likewise agree not to disparage you or any of your agents in any manner likely to be harmful to you or your business, business reputation, or personal reputation; provided that the Company may respond accurately and fully to any question, inquiry, or request for information if required by legal process, or in connection with a government investigation.

10.Release of Claims.

Millican Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the California Labor Code (as amended), and the California Family Rights Act. You acknowledge that you have been advised, as required by California Government Code Section 12964.5(b)(4), that you have the right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than five business days in which to do so. You further acknowledge and agree that, in the event you sign this Agreement prior to the end of the reasonable time period provided by the Company, your decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period. Notwithstanding

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

the foregoing, you are not releasing the Company hereby from any obligation to indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance.  Also, excluded from this Agreement are any claims that cannot be waived by law, including without limitation claims under the California Fair Employment and Housing Act, to the extent such claims are not waivable as a matter of law with this release.

Company Release.  In exchange for the consideration provided to the Company in this Agreement, the Company and its subsidiary companies (collectively the “Company  Releasors”), hereby fully and without limitation release, acquit and forever discharge you and all of your heirs, relatives, guardians, trustees, representatives, insurers, attorneys, agents and assigns (collectively, the “Millican Released Parties”)  from any and all manner of action or actions, any alleged failures to act, charges, complaints, suits, claims, liabilities, losses, damages, demands, and causes of action of every nature and kind, in law or in equity, for indemnity or otherwise, which any of the Company Releasors now have against any of the Millican Released Parties arising out of, related to, or connected with your employment or other relationship with the Company.

11.ADEA Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled.  You further acknowledge that you have been advised, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you have 21 calendar days to consider this Agreement (although you may choose voluntarily to sign it sooner); (d) you have seven calendar days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to the Company); and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

12.Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims.

13.Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Department of Fair Employment and Housing, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

14.Representations. You hereby represent that you have been paid all compensation owed and for all hours worked through the date you sign this Agreement, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.

15.Dispute Resolution. You and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising from, or relating to, this Agreement or its interpretation, enforcement, breach, performance or execution, your employment or the termination of such employment (including, but not limited to, any statutory claims) (collectively, “Claims”, each a “Claim”), shall be resolved, pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration in San Diego, California (or another mutually acceptable location) conducted before a single neutral arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS Arbitration Rules and Procedures for Employment Disputes (available at http://www.jamsadr.com/rules-employment-arbitration/).  By agreeing to this arbitration procedure, both you and the Company waive the right to have any Claim resolved through a trial by jury or judge or an administrative proceeding.  You will have the right to be represented by legal counsel at any arbitration proceeding, at your own expense.  This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”).  In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be publicly filed with a court, while any other claims will remain subject to mandatory arbitration.  The arbitrator shall have sole authority for determining if a Claim is subject to arbitration, and any other procedural questions related to the dispute and bearing on the final disposition.  In addition, the arbitrator shall:  (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based.  The Company shall pay all JAMS arbitration fees. Nothing in this Agreement shall prevent you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration.  Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

16.Miscellaneous. This Agreement, including its Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me. You have 21 calendar days to decide whether you would like to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within this timeframe.

We wish you the best in your future endeavors.

Sincerely,

By:	/s/ Preston Klassen
Preston Klassen, Chief Executive Officer

I have read, understand and agree fully to the foregoing Agreement:

/s/ Patricia Millican
Patricia Millican

March 2, 2022
Date

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

Exhibit A

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENT

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

Exhibit B

Separation Date Release

(to be signed and returned to the Company on or within 21 calendar days after the Separation Date)

In exchange for the severance benefits to be provided to me by Metacrine, Inc. (the “Company”) pursuant to that certain letter transition and separation agreement with the Company dated February 23, 2022 (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked through the date I sign this Release, have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim. I acknowledge that, other than the consideration to be provided to me pursuant to the Agreement upon satisfaction of the Obligations, I  have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits, with the exception of any vested right I may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options or any RSU rights or other rights arising out of or related to the Agreement.

I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Labor Code (as amended), the California Family Rights Act, the Age Discrimination in Employment Act (“ADEA”) and the California Fair Employment and Housing Act (as amended). I acknowledge that I have been advised, as required by California Government Code Section 12964.5(b)(4), that I have the right to consult an attorney regarding this Release and that I was given a reasonable time period of not less than five business days in which to do so. I further acknowledge and agree that, in the event I sign this Release prior to the end of the reasonable time period provided by the Company, my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

Notwithstanding the foregoing, I am not releasing the Company hereby from any obligation to indemnify me pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance.  Also, excluded from this Release are any claims that cannot be waived by law.

ADEA Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Release is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 21 calendar days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven calendar days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release provided that I do not revoke it (the “Effective Date”).

In giving the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to my release of claims herein, including but not limited to my release of unknown claims.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Department of Fair Employment and Housing, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. Nothing in this Release prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful.

[Signature page to follow]

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121

This Release, together with the Agreement (and its exhibits) constitutes the entire agreement between me and the Company with respect to the subject matter hereof.  I am not relying on any representation not contained herein or in the Agreement.

Understood, Accepted, and Agreed:

Patricia Millican

Date

Metacrine, Inc.

3985 Sorrento Valley Blvd., Suite C

San Diego, CA 92121